EXHIBIT 5

FOLEY                                     FOLEY & LARDNER LLP
                                          ATTORNEYS AT LAW

                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin 53202-5306
                                          414.271.2400 TEL
                                          414.297.4900  FAX
                                          www.foley.com

                    August 2, 2004

                                           CLIENT/MATTER NUMBER
                                           026162-0113

Interstate Power and Light Company
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa  52401

Ladies and Gentlemen:

           We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-114065) (the "Registration Statement"), including the prospectus constituting a part thereof, dated April 15, 2004, and the supplement to the prospectus, dated August 2, 2004
(collectively, the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale by the Company of $25,000,000 aggregate principal amount of the Company's 6.30% Senior Debentures due 2034 (the "Debentures") in the manner set forth in the Registration Statement and the Prospectus. The Debentures will be issued under the Indenture, dated as of August 20, 2003 (the "Indenture"), between the Company and J.P.
Morgan Trust Company, National Association, successor, as Trustee (the "Trustee"), and the officer's certificate, dated August 2, 2004 (the "Officer's Certificate"), reopening the series of debt securities of which the Debentures are a part and providing for the issuance of the Debentures.

           As counsel to the Company in connection with the proposed issue and sale of the Debentures, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Company's Restated Articles of Incorporation and Bylaws, each as amended to date; (c) the Indenture and the Officer's Certificate; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

           In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

           Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

        1. The Company is validly existing as a corporation under the laws of the State of Iowa.

        2. The Debentures, when executed, authenticated and issued in accordance with the Indenture and the Officer's Certificate
and in the   manner   and  for   the   consideration   contemplated
by


Brussels     Detroit       MILWAUKEE   SAN DIEGO/DEL MAR   TAMPA
CHICAGO      JACKSONVILLE  ORLANDO     SAN FRANCISCO       TOKYO
DENVER       LOS ANGELES   SACRAMENTO  SILICON VALLEY      WASHINGTON, D.C.
             MADISON       SAN DIEGO   TALLAHASSEE         WEST PALM BEACH


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Interstate Power and Light Company
August 2, 2004
Page 2


the Registration  Statement  and the  Prospectus,  will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be
limited  by  bankruptcy  or  other   applicable   laws  affecting  the
enforcement of creditors' rights generally or by the application of equitable principles.

           We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are "experts" within the meaning of
Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                  Very truly yours,


                                  /s/ Foley & Lardner LLP